EXHIBIT 5.1



                               September 15, 1999

Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55428

Re: Opinion of Counsel as to Legality of 2,702,703 Shares of Common Stock to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-3 of 2,702,703 shares of common stock, no par value, of Navarre Corporation.

         As counsel for Navarre, we advise you that it is our opinion, based on our familiarity with the affairs of Navarre and upon our examination of pertinent documents, that the 2,702,703 shares of common stock to be offered by Fletcher International Limited, representing shares issuable upon the conversion of Navarre's Class B convertible preferred stock, will when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of common stock of Navarre.

         The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of common stock under the Securities Act of 1933.

                                       Very truly yours,


                                       /S/ LINDQUIST & VENNUM P.L.L.P.